Exhibit 99.1

Transforming IT through Digital Labor April 3, 2019 Alan Hixon ahixon@ndivision.com 460 - 360 - 2981

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nDivision Inc. confidential Agenda 1 Problem Value Proposition Competitive Advantage Market & Market Size Routes to Market Financial Information 2 3 4 5 6 Past Investments & Next Raise 7 Management & Independent Directors 8

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nDivision Inc. confidential Customer Problems IT Leaders want to minimize the time, resources and budget spent on managing their datacenter, network and help desk Operations Organizations must invest in harnessing technology that will help them ‘uber’ their competitors before they get ‘ubered’ Focus May not have the expertise to deploy complex solutions and the financial barriers to entry may be prohibitively high Expertise Small service providers have limited resources and expertise and large service providers use offshore resources Quality

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nDivision Inc. confidential Value Proposition Turn Key Customers don’t have to purchase expensive and complex technology because it’s an all inclusive service Cloud We are supporting infrastructure in customers’ private clouds and in public clouds, 24/7, in 45 countries Managed Services We remotely manage datacenters (servers & storage) and networks and provide end user help desk services

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nDivision Inc. confidential Competitive Advantage: Intelligent Automation 100% 50% Price Advantage We are typically 40% to 60% less than the competition 100% 13% Remediation Time Intelligent automation can fix problems in 5 minutes compared to 20 - 60 minutes for humans 80% 40% Human Labor Most organizations can automate up to 20% of human labor, but we can automate up to 60%

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nDivision Inc. confidential U.S. Market and Market Size 1,000 Fortune 1000 Annual Contract $1m to $5m 50% penetration @ $2.5m $1.25bn / year 17,000 500+ Employees Annual Contract $50,000 to $1m 50% penetration @ $300k $2.5bn / year 120,000 101 - 500 Employees Annual Contract $10,000 to $200,000 50% penetration @ $100k $6bn / year 1 million 10 - 100 Employees Annual Contract $5,000 to $40,000 50% penetration @ $25k $10bn / year

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nDivision Inc. confidential Potential Routes to Market Small Business 10 - 99 employees Medium Business 100 - 500 employees Midmarket 500+ employees Enterprise Fortune 1000 GSP* call center inside sales field sales GSP* inside sales field sales nDivision Direct digital marketing inside sales field sales nDivision Acquisitions GSP* - Two separate Multibillion Dollar Global Service Providers

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nDivision Inc. confidential Annualized Recurring Revenue (based on existing contracts and pipeline) $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 $8,000,000 $9,000,000 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 approx. $200k/month cash burn cash positive recurring revenue cash positive

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nDivision Inc. confidential Past Investments and Next Raise 2017 Approx. $1m Equity Raise Working capital to invest in Managed Services to replace transactional revenue with recurring revenue 2019 Planning to Raise $2m to $4m Investments in sales resources to support recurring revenue growth through channel partnerships and direct sales 2018 Approx. $3.3m Equity Raise Capital for an acquisition, sales team development and growth in recurring revenue

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nDivision Inc. confidential ALAN HIXON CHIEF EXECUTIVE OFFICER Built an $80m IT services company with 500 employees from start - up, in five years. Responsible for strategy, key partnerships, finance, sales & marketing. MIKE BEAVERS CHIEF COMMERCIAL OFFICER Built the delivery capability for a Managed Services Provider that grew from start - up to $40m in 2.5 years. Responsible for service delivery, spearheading large client opportunities and driving recurring revenue growth. JUSTIN ROBY CHIEF TECHNOLOGY OFFICER Built a computer services business. One of the most certified consultants in the U.S. Responsible for driving efficiency gains and competitive advantage, through the use of state - of - the - art technology. BRAD WIGGINS CHIEF ADMINISTRATIVE OFFICER Built an IT reseller business. Responsible for corporate governance, business process development, overseeing compliance & insurance and taking a leading role in acquisitions. Management Team ANDY NORSTRUD CHIEF FINANCIAL OFFICER More than twenty years of professional experience, including over 12 years as a public company Chief Financial Officer at three separate companies. Several years’ M&A experience at Grant Thornton and PwC.

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nDivision Inc. confidential LARRY KING AUDIT COMMITTEE CHAIR Founded and built the largest independent CPA practice in Dallas, Texas. Extensive experience auditing both private and public companies as either the lead or concurring partner. DENNIS J. CAGAN REMUNERATION COMMITTEE CHAIR Seasoned board director and CEO with an extensive background in creating and growing technology - based companies. Authored what is widely considered “The Book” on private company boards of directors. H. WILLIAM GORDON NOMINATION & GOVERNANCE COMMITTEE CHAIR CEO of public and private companies with a strong technology and risk management background. CTO for a Fortune 50 and two Fortune 500 companies. Member of advisory board for 14 global technology companies. SEAN MCILRATH IPSOFT VICE PRESIDENT & GENERAL MANAGER IPsoft’s #1 Regional Vice President & General Manager, globally. Previously, Area Vice President, Verizon, responsible for $100m in recurring revenue. Previously, Global Accounts Manager at CenturyLink. Independent Directors

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nDivision Inc. confidential Thank you

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